UNITED STATES

  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2015

 CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)      Compensatory Arrangements of Certain Officers

The board of directors (the “Board of Directors”) of Celsion Corporation, a Delaware corporation (the “Company”), previously approved, subject to stockholder approval, an amendment to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) that would increase the limit on the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), that may be granted in any calendar year to any one individual subject to Section 162(m) of the Internal Revenue Code, as amended (a “Covered Employee”) (including the aggregate number of stock options and stock appreciation rights that may be granted in any one year to any Covered Employee), from 200,000 shares to 300,000 shares. According to the final results from the Company’s 2015 Annual Meeting of Stockholders held on June 19, 2015 (the “Annual Meeting”), the Company’s stockholders approved the amendment to the 2007 Plan. The foregoing description of the amendment is qualified in its entirety by reference to the text of the amended and restated version of the 2007 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 30, 2015 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors until the 2018 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Mr. Robert W. Hooper	5,516,454	216,488	9,985,228
Dr. Alberto R. Martinez	4,666,243	1,066,699	9,985,228

In addition to the directors elected above, Mr. Michael H. Tardugno, Dr. Augustine Chow and Mr. Frederick J. Fritz continue to serve as directors after the Annual Meeting.

Proposal 2

The proposal, by the audit committee of the Board of Directors, to ratify the appointment of Stegman & Company as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, as described in the proxy materials, was approved with approximately 97.2% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1.3% voting against the proposal.

For	Against	Abstain
15,284,776	209,891	223,503

Proposal 3

The proposal to amend the 2007 Plan to increase the limit on the number of shares of Common Stock that may be granted in any calendar year to any one Covered Person (including the aggregate number of stock options and stock appreciation rights that may be granted in any one year to any Covered Employee) from 200,000 shares to 300,000 shares, as described in the proxy materials, was approved with approximately 93.1% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 6.1 % voting against the proposal.

For	Against	Abstain	Broker Non-Votes
5,335,579	350,385	46,978	9,985,228

Proposal 4

The proposal to approve the issuance of shares of Common Stock in relation to the earnout payments of up to $30.4 million that may become available in the future in connection with the acquisition of the assets of EGWU, Inc. (formerly known as Egen, Inc.), as described in the proxy materials, was approved with approximately 89.7% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 9.1 % voting against the proposal.

For	Against	Abstain	Broker Non-Votes
2,888,864	293,655	38,000	9,985,228

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Celsion Corporation 2007 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: June 19, 2015	By:	/s/Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Celsion Corporation 2007 Stock Incentive Plan, as amended